Exhibit 10.1

CONSENT MEMORANDUM

TO:	MTS Systems Corporation Lender Group
RE:	Consent re: Extension for Delivery of Annual Financials
DATE:	January 17, 2017

Reference is hereby made to the Credit Agreement, dated as of July 5, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among MTS Systems Corporation, as the Company (the “Company”), the Foreign Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto (collectively, the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.
The Company has informed the Administrative Agent and the Lenders that it has initiated an internal investigation into apparent violations of the Company’s code of conduct involving certain employees in its China operations. As a result of such investigation, the Company has informed the Administrative Agent and the Lenders that it (a) will need an extension under the Credit Agreement in order to furnish its financial statements (and related deliveries) for the annual period ended October 1, 2016 (such financial statements and related deliveries, collectively, the “2016 Annual Financials”), as currently required by Sections 5.01(a) and 5.01(c) of the Credit Agreement and (b) has not filed with the SEC its Annual Report on Form 10-K (and related deliveries) for the annual period ended October 1, 2016 (such financial statements and related deliveries, collectively, the “2016 10-K”) on or before the applicable deadline established by the SEC with respect to such periodic report of the Company.
The Company has additionally informed the Administrative Agent and the Lenders that it may desire to modify the fiscal year of one or more of its Subsidiaries in order to coincide with the fiscal year of the Company.
The Company has therefore requested that the Administrative Agent and the Required Lenders consent to and agree (the “Consent”) that:
(a) any Default or Event of Default that may have occurred and is continuing or may occur, in each case pursuant to clauses (c), (d) and/or (e) of Article VII of the Credit Agreement, solely and directly as a result of (i) any failure of the Company to provide the 2016 Annual Financials on or before the deadline set forth in Section 5.01(a) or 5.01(c) of the Credit Agreement, (ii) any failure of the Company to provide its financial statements (and related deliveries) for the quarterly period ended December 31, 2016 (such financial statements and related deliveries, collectively, the “2017 Q1 Financials”) on or before the deadline set forth in Section 5.01(b) or 5.01(c) of the Credit Agreement, (iii) any failure of the Company to file with the SEC the 2016 10-K on or before the applicable deadline established by the SEC with respect to such periodic report of the Company, (iv) any failure of the Company to file with the SEC its Quarterly Report on Form 10-Q (and related deliveries) for the quarterly period ended December 31, 2016 on or before the applicable deadline established by the SEC with respect to such periodic report of the Company and/or (v) any failure of the Company to provide any notice of the foregoing, are each hereby waived; provided that, the Company shall furnish to the

Administrative Agent and the Lenders the 2016 Annual Financials and the 2017 Q1 Financials by no later than April 24, 2017; and
(b) Section 6.03(c) of the Credit Agreement is hereby amended to add the following proviso at the end thereof (and to make any related punctuation changes as a result thereof): “; provided that, the fiscal year of any Subsidiary may be changed to be the same as the fiscal year of the Company in effect on the Effective Date.”;
provided that, it is hereby understood and agreed that if the Company fails to provide the Administrative Agent and the Lenders with the 2016 Annual Financials and the 2017 Q1 Financials by April 24, 2017, clause (a) of this Consent shall cease to be effective, the Administrative Agent and the Lenders shall have all the rights and remedies afforded by the Credit Agreement and the other Loan Documents as if such Consent had never been granted, and an immediate Event of Default shall be deemed to have occurred under the Credit Agreement.

Please indicate your Consent, as soon as possible but in no event later than 5:00 p.m. (New York City time) on January 23, 2017, by executing a counterpart of your attached signature page to this Consent Memorandum and, upon execution, returning a copy by fax or e-mail to the attention of Zeynep Gieseke at Latham & Watkins LLP, counsel to the Administrative Agent (fax number: 312.993.9767; e-mail: Zeynep.Gieseke@lw.com). Please make any necessary corrections or adjustments to your signature block prior to execution and delivery. This Consent Memorandum will be effective upon the Administrative Agent’s receipt of (i) executed signature pages via facsimile or e-mail from the Company, the Administrative Agent and the Required Lenders pursuant to Section 9.02 of the Credit Agreement and (ii) all fees (including consent fees payable to the Lenders) and any other amounts due and payable in connection with this Consent Memorandum, including reasonable and documented out-of-pocket fees and expenses of counsel for the Administrative Agent.
Each reference in the Credit Agreement to “this Credit Agreement,” “this Agreement,” “hereunder,” “hereof,” “herein,” and words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder”, “thereof”, “therein” and words of like import), shall mean and be a reference to the Credit Agreement after giving effect to this Consent Memorandum; and this Consent Memorandum and the Credit Agreement shall be read together and construed as a single instrument. This Consent Memorandum is a Loan Document. Except as expressly set forth herein, (i) all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed and (ii) the execution, delivery and effectiveness of this Consent Memorandum shall not operate as a waiver of any right, power or remedy of the Lenders or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
All of the terms and provisions of this Consent Memorandum shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.
This Consent Memorandum may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Consent Memorandum by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Consent Memorandum. This Consent Memorandum shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Pages Follow]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:
Name:
Title:

Signature Page to Consent Memorandum
MTS Systems Corporation

Name of Lender:

By
Name:
Title:

For any Lender requiring a second signature line:

By
Name:
Title:

Signature Page to Consent Memorandum
MTS Systems Corporation

Acknowledged and Agreed:

MTS SYSTEMS CORPORATION

By:
Name:
Title:

Signature Page to Consent Memorandum
MTS Systems Corporation